Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Vertro, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2010, relating to the consolidated financial statements of Vertro, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Miami, Florida

May 14, 2010